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                   IN THE UNITED STATES DISTRICT COURT FOR THE
                          WESTERN DISTRICT OF MISSOURI
                                WESTERN DIVISION

                                                              FILED 11:45
                                                              JUN 17 1996
                                                           R. F. CONNOR, CLK.
                                                          U. S. DISTRICT COURT
                                                             WEST DISTRICT
                                                              OF MISSOURI

KANSAS CITY POWER & LIGHT          )
COMPANY,                           )
                                   )
                  Plaintiff,       )
                                   )
vs.                                )        No. 96-552-CV-W-5
                                   )
WESTERN RESOURCES, INC. and        )
ROBERT T. RIVES,                   )
                                   )
                  Defendants.      )

                                      ORDER

     It is hereby

     ORDERED that pursuant to Federal Rule of Civil Procedure 24, Jack R. Manson's Motion to Intervene (doc. #5) is granted.

                                           /s/ Scott O. Wright
                                           -----------------------------------
                                                    SCOTT O. WRIGHT

                                           Senior United Stated District Judge

June 7, 1996.